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Exhibit 23.1

        We consent to the incorporation by reference in the following Registration Statements:

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  Registration Statement (Form S-8 No. 333-123610) pertaining to the Symmetry Medical Inc. 2004 Employee Stock Purchase Plan,

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  Registration Statement (Form S-8 No. 333-123601) pertaining to the Symmetry Medical Inc. UK Share Incentive Plan 2006,

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  Registration Statement (Form S-8 No. 333-123609) pertaining to the Symmetry Medical Inc. Amended and Restated 2004 Equity Incentive Plan, the Symmetry Medical Inc. 2003 Stock Option Plan and the Symmetry Medical Inc. 2002 Stock Option Plan, and

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  Registration Statement (Form S-8 No. 333-123607) pertaining to the Symmetry Medical Inc. 401(k) plan;

of our reports dated April 23, 2008, with respect to the consolidated financial statements of Symmetry Medical Inc. and the effectiveness of internal control over financial reporting of Symmetry Medical Inc., included in this Annual Report (Form 10-K) for the year ending December 29, 2007.

/s/ ERNST & YOUNG, LLP

April 23, 2008
Indianapolis, IN

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  Exhibit 23.1